UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8800 Technology Forest Place The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	LXRX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 16, 2020, in connection with the consummation of the previously announced offering and sale by Lexicon Pharmaceuticals, Inc. (the “Company”) of 20,312,500 shares of the Company’s common stock, par value $0.001 per share, in a registered direct offering to Artal International S.C.A. (“Artal”), an affiliate of Invus, L.P. (“Invus”), and certain other investors, the Company entered into a Supplement No. 3 (the “Supplement”) with Invus and Invus C.V. supplementing the terms of the Company’s stockholders’ agreement (“Stockholders’ Agreement”) and registration rights agreement (“Registration Rights Agreement”) with Invus, each dated June 17, 2007 (as previously amended, supplemented or otherwise modified, the “Transaction Agreements”).

The Supplement amends (i) the definition of “Investor” in the Stockholders’ Agreement to include Artal and its affiliates and (ii) the definition of “Holders” in the Registration Rights Agreement to include Artal and its affiliates. Artal is an affiliate of Invus, the Company’s largest stockholder.

The foregoing summary of the Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplement. A copy of the Supplement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

10.1	Supplement No. 3 to the Transaction Agreements

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: December 18, 2020	By:	/s/ BRIAN T. CRUM
Brian T. Crum
Vice President and General Counsel

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